EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT
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
                                                          State of
Name                                                    Incorporation
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

First Merchants Bank, National Association................U.S.

Madison Community Bank..................................Indiana

First United Bank.......................................Indiana

The Union County National Bank of Liberty.................U.S.

The Randolph County Bank................................Indiana

First National Bank, National Association.................U.S.

Decatur Bank and Trust Company..........................Indiana

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